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                                                                   EXHIBIT 2.1





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                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                              HOGAN SYSTEMS, INC.,
                          THE CONTINUUM COMPANY, INC.
                     AND CONTINUUM ACQUISITION CORPORATION

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                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of December 10, 1995, is made by and among Hogan Systems, Inc., a Delaware corporation (the "Company"), The Continuum Company, Inc., a Delaware corporation ("Parent"), and Continuum Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub").

                                  WITNESSETH:

     WHEREAS, Merger Sub will merge into the Company (the "Merger") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions hereinafter set forth, and pursuant thereto each outstanding share of Common Stock, par value $.01 per share ("Company Common Stock"), of the Company not owned directly or indirectly by the Company or Parent or their respective subsidiaries will be converted into the right to receive a number of shares of Parent Common Stock, par value $0.10 per share (the "Parent Common Stock"), to be determined in the manner set forth herein;

     WHEREAS, the Board of Directors of the Company has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby, and recommended adoption of this Agreement by the stockholders of the Company;

     WHEREAS, the Board of Directors of Parent has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders and has approved and adopted this Agreement and the transactions contemplated hereby and recommended approval by the stockholders of Parent of the issuance of Parent Common Stock in connection with this Agreement;

     WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement and Parent, as the sole stockholder of Merger Sub, will adopt this Agreement promptly after the execution hereof by the parties hereto;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes;

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. Subject to the terms and conditions hereof and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2): (i) Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease; (ii) the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), (A) shall be a wholly-owned subsidiary of Parent, (B) shall continue its corporate existence under the laws of the State of Delaware, (C) shall retain its present name and (D) shall succeed to all rights, assets, liabilities and obligations of Merger Sub and the Company in accordance with the DGCL; (iii) except as provided in the proviso to this
Section 1.1, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall continue as the certificate of incorporation of the Surviving Corporation; (iv) the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall continue as the bylaws of the Surviving Corporation; (v) the

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directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and
(vi) the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified; provided, however, that Article IV of the Restated Certificate of Incorporation of the Company shall be amended in its entirety to read as follows:

     "The aggregate number of shares which the Corporation shall have authority to issue is one thousand (1,000), of the par value of one dollar ($1.00) each, to be designated 'Common Stock'."

From and after the Effective Time, the Merger will have all the effects provided by applicable law.

     SECTION 1.2. Effective Time of the Merger. As soon as practicable after the Closing Date (as defined in Section 5.1 hereof) the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date or time agreed upon by Parent and the Company and set forth therein, being called the "Effective Time").

     SECTION 1.3. Conversion and Cancellation of Securities.

     (a) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock described in Section 1.3(b) hereof) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.355555 of a fully paid and nonassessable share of Parent Common Stock (such fraction being called the "Conversion Number"); provided, however, that no fractional shares of Parent Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 1.4(i) hereof; and provided, further, that the Conversion Number shall be subject to adjustment in accordance with the provisions of Section 4.2(d)(vi).

     (b) At the Effective Time, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and retired and cease to exist, and no cash, securities or other property shall be payable in respect thereof.

     (c) At the Effective Time, each share of Merger Sub common stock, par value $1.00 per share ("Merger Sub Common Stock"), validly issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by the holder thereof, be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $1.00 per share, of the Surviving Corporation ("Surviving Corporation Common Stock").

     SECTION 1.4. Exchange of Certificates.

     (a) American Stock Transfer & Trust Company (or another bank or trust company selected by Parent and reasonably acceptable to the Company) shall act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates evidencing shares of Company Common Stock converted into shares of Parent Common Stock pursuant to the Merger. On or prior to the Closing Date, Parent shall deposit with the Exchange Agent one or more certificates representing the shares of Parent Common Stock to be issued in the Merger (the "Merger Stock"), which shares of Merger Stock shall be deemed to be issued at the Effective Time. At and following the Effective Time, Parent shall deliver to the Exchange Agent such cash as may be required from time to time to make payments of cash in lieu of fractional shares in accordance with Section 1.4(i) hereof.

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     (b) As soon as practicable after the Effective Time, Parent shall cause the
Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "Certificates") (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, which shall be in a form and contain any other provisions as Parent and the Surviving Corporation may reasonably agree and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Stock. Upon the proper surrender of Certificates to the Exchange Agent, together with a properly completed and duly executed letter of transmittal and such other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the shares of Merger Stock that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time and any cash paid in lieu of fractional shares pursuant to Section 1.4(i) hereof), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate representing such Company
Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to the Surviving Corporation and Parent that any applicable stock transfer tax has been paid.

     (c) After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Common Stock shall, until surrendered for exchange in accordance with this Section 1.4, be deemed for all purposes to evidence ownership of the number of full shares of Parent Common Stock into which the shares of Company Common Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

     (d) Except as otherwise expressly provided herein, Parent shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Certificates for shares of Merger Stock. Any Merger Stock deposited with the Exchange Agent pursuant to Section 1.4(a) hereof, and not exchanged pursuant to Section 1.4(b) hereof for Company Common Stock within six months after the Effective Time, shall be returned by the Exchange Agent to Parent, which shall thereafter act as exchange agent subject to the rights of holders of Company Common Stock hereunder.

     (e) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made.

     (f) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent will be liable to any holder of shares of Company Common Stock for any shares of Merger Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares pursuant to Section 1.4(i) hereof delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) If any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificates to be lost, stolen or destroyed, and delivery of such bond or other indemnity as the Exchange Agent may reasonably request, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificates one or more certificates representing the Merger Stock deliverable in respect thereof, as determined in accordance with the terms hereof.

     (h) No dividend or other distribution declared or made after the Effective Time with respect to the Merger Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock issuable upon surrender thereof until the holder of such Certificate shall surrender such Certificate in accordance with Section 1.4(b). Subject to the effect of applicable law, following surrender of any such Certificate there shall be paid, without interest, to the record holder of certificates representing whole shares of Merger Stock issued in exchange therefor: (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Merger Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to

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surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such whole shares of Merger Stock.

     (i) No certificates or scrip evidencing fractional shares of Merger Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of a Certificate previously evidencing Company Common Stock, upon surrender of such Certificate for exchange pursuant to this Article I, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(a) the per share closing price as reported on the New York Stock Exchange Composite Tape of Parent Common Stock on the date of the Effective Time (or, if shares of Parent Common Stock do not trade on the New York Stock Exchange (the "NYSE") on such date, the first date of trading of Parent Common Stock on the NYSE after the Effective Time) by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held of record by such holder at the Effective Time).

     SECTION 1.5. No Dissenters' Rights. The holders of shares of Parent Common Stock and the holders of shares of Company Common Stock shall not be entitled to appraisal rights.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Company's Disclosure Schedule hereto, the Company represents and warrants to Parent as follows:

     SECTION 2.1. Organization and Authority; Subsidiaries.

     (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. (The term "Company Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations or current or future business of the Company and its subsidiaries, taken as a whole.) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and (ii) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken, except that the transactions must be approved by the stockholders of the Company. This Agreement constitutes the Company's valid and binding agreement, enforceable against it in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

     (b) The Company's Disclosure Schedule identifies each subsidiary of the Company as of the date hereof and shows the jurisdiction of incorporation of each such subsidiary. All the outstanding shares of capital stock of the subsidiaries of the Company (other than directors' qualifying shares in the case of foreign subsidiaries) are validly issued, fully paid and nonassessable and owned by the Company (or by a subsidiary of the Company) free and clear of all liens, claims or encumbrances. There are no existing options, calls or commitments of any character relating to, or securities or rights convertible into or exchangeable for shares of, the issued or unissued capital stock of any subsidiary of the Company. Except as disclosed in filings made by

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the Company pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to the Company and its subsidiaries taken as a whole.

     SECTION 2.2. No Breach. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with the Company's charter or bylaws or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration under any agreement, understanding or undertaking to which the Company or any subsidiary is a party or by which it is bound, except where such breach, default, lien, third party right, cancellation, modification or acceleration would not have a Company Material Adverse Effect, or (iii) constitute a violation of any law, rule or regulation to which the Company or any subsidiary is subject.

     SECTION 2.3. Consents and Approvals. Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for filings required under the Exchange Act,
(ii) for notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iii) for filing and recording of the Certificate of Merger pursuant to the DGCL and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent the Company from performing its obligations under this Agreement without having a Company Material Adverse Effect.

     SECTION 2.4. Joint Proxy Statement/Prospectus and Other Information. None of the information related to Company or any of its subsidiaries which is supplied by Company for inclusion in the Joint Proxy Statement/Prospectus described in Section 4.4(a) hereof will, at the time the Joint Proxy Statement/Prospectus is mailed or at the time of the meeting of stockholders to which the Joint Proxy Statement/Prospectus relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is otherwise made by the Company with respect to the Joint Proxy Statement/Prospectus.

     SECTION 2.5. Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that the Company has employed Morgan Stanley & Co. Incorporated ("Morgan Stanley") as its financial advisor. Prior to the date of this Agreement the Company has delivered to Parent a copy of all agreements pursuant to which Morgan Stanley will be entitled to any payment relating to the transactions contemplated by this Agreement.

     SECTION 2.6. Capitalization. The Company's authorized capital stock consists of (i) 50,000,000 shares of Company Common Stock, of which 14,507,415 were issued and outstanding as of November 13, 1995 (excluding 688,099 shares held in treasury), and (ii) 1,000,000 shares of preferred stock, no par value per share, of which no shares are issued and outstanding. Since November 13, 1995, no shares of Company Common Stock have been issued except upon exercise of employee stock options. As of November 13, 1995 there were outstanding options to purchase 2,383,002 shares of Company Common Stock and no options have been granted after November 13, 1995. Except for such stock options, there are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell any shares of capital stock of the Company. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company.

     SECTION 2.7. SEC Reports. The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since March 31, 1993 (collectively, the "Company's SEC Reports"). The Company's SEC Reports have complied in all material respects with all applicable requirements of the Exchange Act. As of their respective dates, none of the Company's SEC Reports, including, without limitation, any financial statements or schedules included or

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incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has heretofore delivered to Parent, in the form filed with the SEC, all of the Company's SEC Reports.

     SECTION 2.8. Financial Statements. The audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended March 31, 1995, as amended by Form 10-K/A (the "1995 10-K"), which consist of (i) consolidated balance sheets as of March 31, 1995 and 1994,
(ii) consolidated statements of income, changes in shareholders' equity and cash flows and (iii) the notes thereto for each of the three fiscal years in the period ended March 31, 1995, certified by Price Waterhouse LLP, whose reports thereon and on the related financial statement schedule are included therewith, were prepared in accordance with generally accepted accounting principles ("GAAP") and present fairly the Company's consolidated financial condition and the consolidated results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated financial statements of the Company contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995 (the "Company 10-Q"), which consist of
(i) consolidated balance sheets as of September 30, 1995 and March 31, 1995,
(ii) consolidated statements of income and cash flows for the three months and six months ended September 30, 1995 and 1994 and (iii) the notes thereto, were prepared in accordance with GAAP, subject to the absence of notes and schedules, and present fairly the Company's consolidated financial condition and the consolidated results of its operations as of the relevant dates thereof and for the periods covered thereby, subject to normal and recurring year-end adjustments.

     SECTION 2.9. Absence of Certain Changes. Except as otherwise disclosed in the Company's SEC Reports (without further amendment), since March 31, 1995 there has not been any (i) material adverse change in the financial condition, results of operations or current or future business of the Company and its subsidiaries, taken as a whole, except for material adverse changes due to general economic or industry-wide conditions, or (ii) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 2.10. Absence of Undisclosed Liabilities. Neither the Company nor any subsidiary has any material indebtedness, liability or obligation of the type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet dated as of September 30, 1995 included in the Company 10-Q or otherwise disclosed in the Company SEC Reports, except for such indebtedness, liabilities or obligations which have arisen after such date in the ordinary course of business.

     SECTION 2.11. Compliance With Law. Each of the Company and its subsidiaries holds all licenses, franchises, certificates, consents, permits and authorizations from all governmental authorities necessary for the lawful conduct of its business, except where the failure to hold any of the foregoing would not have a Company Material Adverse Effect. Neither the Company nor any subsidiary has violated, nor is it in violation of, any such licenses, franchises, certificates, consents, permits or authorizations or, to the Company's knowledge, any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, storage, disposal, discharge into the environment of hazardous wastes, environmental protection, conservation, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not, and insofar as reasonably can be foreseen will not, have a Company Material Adverse Effect, and neither the Company nor any subsidiary has received any notice from a governmental or regulatory authority within three years of the date hereof of any such violation.

     SECTION 2.12. Taxes.

     (a) All Tax Returns required to be filed by the Company and any of its subsidiaries, on any of their income, properties or operations, before the date hereof are in all material respects true, complete and correct and have been duly filed in a timely manner, and all taxes required to have been paid in connection with such Tax Returns have been paid, except where the failure to so file or pay would not have a Company Material Adverse Effect. For purposes of this Agreement, "Tax Return" means any return, report, statement,

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information statement and the like required to be filed with any authority with respect to any tax imposed by any governmental authority.

     (b) To the Company's knowledge, (i) there are no claims, investigations or assessments pending or threatened against the Company or its subsidiaries, for any alleged deficiency in taxes, (ii) there is no audit or investigation currently being conducted that could cause the Company or its subsidiaries to be liable for any taxes, and (iii) the Company and its subsidiaries have not agreed to extend any applicable statute of limitations relating to the assessment of federal, state or local taxes relating to the Company or its subsidiaries, which in any case would have a Company Material Adverse Effect.

     (c) The Company and its subsidiaries have complied in all material respects with all tax withholding provisions of applicable federal, state and local laws and have paid over to the proper governmental authorities all amounts required to be so withheld or paid over before the date hereof, except where the failure to so withhold would not have a Company Material Adverse Effect.

     SECTION 2.13. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, in the event of an adverse decision or outcome, could reasonably be expected to have a Company Material Adverse Effect.

     SECTION 2.14. Title to Property. Except for the office building in Woking, England, disclosed in the 1995 10-K, neither the Company nor any subsidiary owns any real property. The Company and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Company Material Adverse Effect; and, to the Company's knowledge, all leases pursuant to which the Company or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Company Material Adverse Effect.

     SECTION 2.15. Intellectual Property; Software.

     (a) Each of the Company and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the "Company Intellectual Property Rights").

     (b) The validity of the Company Intellectual Property Rights and the title thereto of the Company or any subsidiary, as the case may be, is not being questioned in any litigation to which the Company or any subsidiary is a party.

     (c) The conduct of the business of the Company and its subsidiaries as now conducted does not, to the Company's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

     (d) Prior to the execution and delivery of this Agreement, the Company has provided Parent with a list of all computer software which the Company or any subsidiary owns or has the right to market or use to provide services to third parties.

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     (e) Neither the Company nor any subsidiary has licensed (or otherwise entered into any agreement permitting) any person to use or market any of its computer software (whether or not copyrighted) other than licenses to end-users to use (but not market, distribute, sell or transfer) the computer software.

     (f) Each of the Company and its subsidiaries considers its computer software as trade secrets, and each has taken steps it believes appropriate to protect and maintain the same as such.

     SECTION 2.16. Employee Benefit Plans; Employment Agreements.

     (a) The Company's Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans"), excluding former agreements under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company has made available to Parent a copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") and (ii) each such written Employee Plan (other than those referred to in Section 4(b)(4) of ERISA).

     (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person and none of the Employee Plans is a "multi-employer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction", as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan, which could result in any Company Material Adverse Effect; (iii) all Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; (iv) each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; (vi) with respect to each Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation arising in the ordinary course).

     (c) The Company's Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each current or former employee, officer or director of the Company or any of its subsidiaries who holds any option to purchase Company Common Stock as of the date hereof (collectively, the "Stock Options"), together with the number of shares of Company Common Stock which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested within six months from the date hereof, or as a result of, the Merger), the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option. The Company's Disclosure Schedule also sets forth the total number of such ISOs and such nonqualified options. The Company has furnished Parent with complete copies of the plans (collectively, the "Option Plans") pursuant to which the Stock Options were issued.

     (d) The Company has made available to Parent (i) copies of all employment agreements with officers of the Company; (ii) copies of all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $250,000; (iii) a schedule listing all officers of the Company who have executed a non-competition agreement with the Company;
(iv) copies (or descriptions) of all severance agreements, programs and policies of the Company with or relating to its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

     SECTION 2.17. Labor Matters.

     (a) There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which controversies have or may reasonably be expected to have a Company Material Adverse Effect.

     (b) Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries nor does the Company know of any activities or proceedings of any labor union to organize any such employees.

     (c) The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

     SECTION 2.18. Environmental Matters. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its subsidiaries, to the Company's knowledge, (i) have obtained all applicable permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from the Company's or any of its subsidiaries (or any of their respective agents ) manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of foreign, federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 2.19. Insurance. The Company and its subsidiaries maintain general liability and other business insurance that the Company believes to be reasonably prudent for it business.

     SECTION 2.20. Vote Required. The affirmative vote of the holders of a majority of the outstanding Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

     SECTION 2.21. Tax Matters; Pooling.

     (a) Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of
Section 368(a) of the Code or (b) being treated for financial accounting purposes as a pooling of interests in accordance with GAAP and the rules, regulations and interpretations of the SEC (a "Pooling Transaction"). The Company has been advised in writing as of the date of this Agreement by Price Waterhouse LLP that in accordance with GAAP and applicable rules and regulations of the SEC, the Company is eligible to be a party to a merger accounted for as a pooling of interests and that Price Waterhouse LLP is not aware of any matters that prohibit the use of pooling of interests accounting in connection with the Merger, and the factual information provided by the Company to Price Waterhouse LLP in connection with such advice was correct in all material respects.

     (b) The Company is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.

     (c) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 2.22. Affiliates. The Company's Disclosure Schedule identifies all persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act, as well as all directors and executive officers of the Company. Concurrently with the execution and delivery of this Agreement, the Company has delivered to Parent an executed letter agreement, substantially in the form of Exhibit A hereto, from certain of such persons identified in the Company's Disclosure Schedule and will use its reasonable best efforts to deliver to Parent within ten days after the date of this Agreement an executed letter agreement, substantially in the form of Exhibit A hereto, from each of the other persons so identified.

     SECTION 2.23. Certain Business Practices. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

     SECTION 2.24. Insider Interests. No officer or director of the Company has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Company Intellectual Property Rights, used in or pertaining to the business of the Company or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

     SECTION 2.25. Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley to the effect that, as of the date of delivery of such opinion, the consideration to be received by the holders of Company Common Stock in the Merger is fair, from a financial point of view, to such holders. The Company will promptly deliver to Parent a copy of such opinion.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB

     Except as set forth on Parent's Disclosure Schedule hereto, Parent and Merger Sub each represents and warrants to the Company as follows:

     SECTION 3.1. Organization and Authority.

     (a) Each of the Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Parent Material Adverse Effect. (The term "Parent Material Adverse Effect" as used in this Agreement shall mean any change or effect that, individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, results of operations or current or future business of Parent and its subsidiaries, taken as a whole.) It has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, its charter document or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and (ii) its performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken, except that the transactions must be approved by its stockholders. This Agreement constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except
(A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

     (b) The Parent's Disclosure Schedule identifies each subsidiary of the Parent as of the date hereof and shows the jurisdiction of incorporation of each such subsidiary. All the outstanding shares of capital stock of the subsidiaries of the Parent (other than directors qualifying shares in the case of foreign subsidiaries) are validly issued, fully paid and nonassessable and owned by the Parent (or by a subsidiary of the Parent) free and clear of all liens, claims or encumbrances. There are no existing options, calls or commitments of any character relating to, or securities or rights convertible into or exchangeable for shares of, the issued or unissued capital stock of any subsidiary of the Parent. Except as disclosed on the Parent's Disclosure Schedule or in filings made by the Parent pursuant to the Exchange Act, the Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to the Parent and its subsidiaries taken as a whole.

     SECTION 3.2. No Breach. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with its charter or bylaws or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration under any agreement, understanding or undertaking to which it is a party or by which Parent or any of its subsidiaries is bound, except where such breach, default, lien, third party right, cancellation, modification or acceleration would not have a Parent Material Adverse Effect, or (iii) constitute a violation of any law, rule or regulation to which Parent or any of its subsidiaries is subject.

     SECTION 3.3. Consents and Approvals. Neither the execution and delivery of this Agreement by it nor its consummation of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) for filings required under the Securities Exchange Act, (ii) for notification pursuant to, and expiration or termination of the waiting period under, the HSR Act, (iii) for filing and recording of the Certificate of Merger pursuant to the DGCL, (iv) for registration of Parent Company Stock and related filings under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and applicable state securities or blue sky laws ("Blue Sky Laws") and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent it from performing its obligations under this Agreement without having a Parent Material Adverse Effect.

     SECTION 3.4. Joint Proxy Statement/Prospectus and Other Information. None of the information related to Parent or any of its subsidiaries which is supplied by Parent for inclusion in the Joint Proxy Statement/Prospectus described in Section 4.4(a) hereof will, at the time the Joint Proxy Statement/Prospectus is mailed or at the time of the meeting of stockholders to which the Joint Proxy Statement/Prospectus relates, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is otherwise made by Parent or Merger Sub with respect to the Joint Proxy Statement/Prospectus.

     SECTION 3.5. Brokers. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

     SECTION 3.6. Capitalization. The Parent's authorized capital stock consists of (i) 40,000,000 shares of Parent Common Stock, of which 19,201,000 were issued and outstanding as of October 24, 1995, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding. Since October 24, 1995, no shares of Parent Common Stock have been issued except upon exercise of employee and director stock options or pursuant to employee benefits plans. As of November 13, 1995 there were outstanding options to purchase 2,262,559 shares of Parent Common Stock and no options have been granted after November 13, 1995, except for options granted to employees and directors under existing stock option plans in the ordinary course of business and for options granted to new Parent employees in connection with any acquisition disclosed in Parent's Disclosure Schedule. Except for such stock options, there are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Parent to issue, transfer or sell any shares of capital stock of the Parent. There are no voting trusts or other agreements or understandings to which the Parent is a party with respect to the voting of capital stock of the Parent.

     SECTION 3.7. SEC Reports. The Parent has filed all required forms, reports and documents with the SEC pursuant to the Exchange Act since March 31,1993 (collectively, the "Parent's SEC Reports"). The Parent's SEC Reports have complied in all material respects with all applicable requirements of the Exchange Act. As of their respective dates, none of the Parent's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent has heretofore delivered to Parent, in the form filed with the SEC, all of the Parent's SEC Reports.

     SECTION 3.8. Financial Statements. The audited consolidated financial statements of the Parent contained in the Parent's Annual Report on Form 10-K for the year ended March 31,1995 (the "Parent 1995 10-K"), which consist of (i) consolidated balance sheets as of March 31,1995 and 1994, (ii) consolidated statements of operations, changes of stockholders' equity and cash flows for each of the three fiscal years in the period ended March 31,1995 and (iii) the notes thereto, audited by Ernst & Young LLP, whose report thereon and on the related schedule is included therewith, were prepared in accordance with GAAP and present fairly the Company's consolidated financial condition and the consolidated results of its operations as of the relevant dates thereof and for the periods covered thereby. The unaudited consolidated financial statements of Parent contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995 (the "Parent 10-Q"), which consist of condensed consolidated balance sheets as of September 30, 1995 and March 31, 1995, condensed consolidated statements of operations and cash flows for the three months and six months ended September 30, 1995 and 1994, and notes thereto, were prepared in accordance with GAAP, subject to the absence of notes and schedules, and present fairly Parent's consolidated financial condition and the consolidated results of its operations as of the relevant dates thereof and for the periods covered thereby, subject to normal and recurring year-end adjustments.

     SECTION 3.9. Absence of Certain Changes. Except as otherwise disclosed in the Company's SEC Reports (without further amendment), since March 31,1995 there has not been any (i) material adverse change in the financial condition, results of operations or current or future business of the Company and its subsidiaries, taken as a whole, except for material adverse changes due to general economic or industry-wide conditions, or (ii) other events or conditions of any character that, individually or in the aggregate, have or would reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 3.10. Absence of Undisclosed Liabilities. Neither Parent nor any subsidiary has any material indebtedness, liability or obligation of the type required by GAAP to be reflected on a balance sheet that is not reflected or reserved against in the balance sheet dated as of September 30, 1995 included in the Parent 10-Q or otherwise disclosed in the Parent's SEC Reports, except for such indebtedness, liabilities or obligations which have arisen after such date in the ordinary course of business.

     SECTION 3.11. Compliance With Law. Each of Parent and its subsidiaries holds all licenses, franchises, certificates, consents, permits and authorizations from all governmental authorities necessary for the lawful conduct of its business, except where the failure to hold any of the foregoing would not have a Parent Material Adverse Effect. Neither Parent nor any subsidiary has violated, nor is it in violation of, any such licenses, franchises, certificates, consents, permits or authorizations or, to Parent's knowledge, any applicable statutes, laws, ordinances, rules and regulations (including, without limitation, any of the foregoing related to occupational safety, storage, disposal, discharge into the environment of hazardous wastes, environmental protection, conservation, unfair competition, labor practices or corrupt practices) of any governmental authorities, except where such violations do not, and insofar as reasonably can be foreseen will not, have a Parent Material Adverse Effect, and neither Parent nor any subsidiary has received any notice from a governmental or regulatory authority within three years of the date hereof of any such violation.

     SECTION 3.12. Taxes.

     (a) All Tax Returns required to be filed by Parent and any of its subsidiaries, or any of their income, properties or operations, before the date hereof are in all material respects true, complete and correct and have been duly filed in a timely manner, and all taxes required to have been paid in connection with such Tax Returns have been paid, except where the failure to so file or pay would not have a Parent Material Adverse Effect.

     (b) To Parent's knowledge, (i) there are no claims, investigations or assessments pending or threatened against Parent or its subsidiaries, for any alleged deficiency in taxes, and (ii) there is no audit or investigation currently being conducted that could cause Parent or its subsidiaries to be liable for any taxes, which in any case would have a Parent Material Adverse Effect.

     (c) Parent and its subsidiaries have complied in all material respects with all tax withholding provisions of applicable federal, state and local laws and have paid over to the proper governmental authorities all amounts required to be so withheld or paid over before the date hereof, except where the failure to so withhold would not have a Parent Material Adverse Effect.

     SECTION 3.13. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, that, in the event of an adverse decision or outcome, could reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 3.14. Title to Property. Parent and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Parent Material Adverse Effect; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Parent or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event of default would not have a Parent Material Adverse Effect.

     SECTION 3.15. Intellectual Property; Software.

     (a) Each of the Parent and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets, and applications therefor that are material to its business as currently conducted (the "Parent Intellectual Property Rights").

     (b) The validity of the Parent Intellectual Property Rights and the title thereto of the Parent or any subsidiary, as the case may be, is not being questioned in any litigation to which the Parent or any subsidiary is a party.

     (c) The conduct of the business of the Parent and its subsidiaries as now conducted does not, to the Parent's knowledge, infringe any valid patents, trademarks, tradenames, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any Parent Intellectual Property Rights.

     (d) Prior to the execution and delivery of this Agreement, the Parent has provided the Company with a list of all computer software which the Parent or any subsidiary owns or has the right to market or use to provide services to third parties.

     (e) Neither the Parent nor any subsidiary has licensed (or otherwise entered into any agreement permitting) any person to use or market any of its computer software (whether or not copyrighted) other than licenses to end-users to use (but not market, distribute, sell or transfer) the computer software.

     (f) Each of the Parent and its subsidiaries considers its computer software as trade secrets, and each has taken steps it believes appropriate to protect and maintain the same as such.

     SECTION 3.16. Employee Benefit Plans; Labor Matters. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA), maintained or contributed to by Parent or any of its subsidiaries, or with respect to which Parent or any of its subsidiaries could incur liability under
Section 4069, 4212(c) or 4204 of ERISA (the "Parent Benefit Plans"), no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances, in connection with which Parent or any of its subsidiaries could be subject to any liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law which would have a Parent Material Adverse Effect. There is no pending or threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries which may reasonably be expected to have a Parent Material Adverse Effect.

     SECTION 3.17. Environmental Matters. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect, Parent and each of its subsidiaries, to Parent's knowledge, (i) have obtained all applicable permits licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Parent or its subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder;
(iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Parent's or any of its subsidiaries (or any of their respective agents') manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste; and (iv) have taken all actions necessary under applicable requirements of foreign, federal, state or local laws, rules or regulations to register any products or materials required to be registered by the Parent or its subsidiaries (or any of their respective agents) thereunder.

     SECTION 3.18. Insurance. Parent and its subsidiaries maintain general liability and other business insurance that Parent believes to be reasonably prudent for it business.

     SECTION 3.19. Vote Required. The only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of the Parent Common Stock in the Merger is, pursuant to the Rule 312 of the NYSE, the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock voted on the proposal to so issue the Parent Common Stock, provided that the total vote cast on such proposal represents over 50% in interest of the outstanding Parent Common Stock. Parent, as the sole stockholder of Merger Sub, will promptly vote to approve the Merger and adopt this Agreement.

     SECTION 3.20. Tax Matters; Pooling.

     (a) Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes. The Parent has been advised in writing as of the date of this Agreement by Ernst & Young LLP that in accordance with GAAP and applicable published rules and regulations of the SEC, the Parent is eligible to be a party to a merger accounted for as a "pooling of interests" and that Ernst & Young LLP is not aware of any matters that prohibit the use of pooling of interests accounting in connection with the Merger, and the factual information provided by the Parent to Ernst & Young LLP in connection with such advice was correct in all material respects.

     (b) The Parent is not an investment company as defined in Section 368(a)(2)(f)(iii) and (iv) of the Code.

     (c) The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     SECTION 3.21. Affiliates. Except for the directors and executive officers of Parent and DST Systems, Inc., there are no persons who, to the knowledge of Parent, may be deemed to be affiliates of Parent under Rule 1-02 of Regulation S-X of the SEC. Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company an executed letter agreement, substantially in the form of Exhibit B hereto, from certain such persons and will use its reasonable best efforts to deliver to the Company within ten days after the date of this Agreement an executed letter agreement, substantially in the form of Exhibit B hereto, from each of the other such persons.

     SECTION 3.22. Certain Business Practices. None of Parent, any of its subsidiaries or any directors, officers, agents or employees of Parent or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

     SECTION 3.23. Insider Interests. No officer or director of the Parent has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Parent

Intellectual Property Rights, used in or pertaining to the business of the Parent or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

                                   ARTICLE IV

                                OTHER AGREEMENTS

     SECTION 4.1. No Solicitation. Neither the Company nor any of its subsidiaries, officers, directors, representatives or agents shall, directly or indirectly, knowingly encourage, solicit, initiate or participate in any way in discussions or negotiations with, or knowingly provide any information to, any person or group (other than Parent or any affiliate or associate of Parent and their respective directors, officers, employees, representatives and agents) concerning any merger of the Company, sale of substantially all of the assets of the Company, sale of shares of capital stock of the Company or similar transactions involving the Company; provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Directors of the Company from (i) taking and disclosing to the Company's stockholders a position with respect to a tender offer for Company Common Stock by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (ii) making such disclosure to the Company's stockholders as, in the judgment of the Board of Directors of the Company, may be required under applicable law or (iii) participating in discussions or negotiations with, or providing information to, any person in connection with an unsolicited written proposal by such person to acquire the Company pursuant to a merger, purchase of shares of capital stock of the Company or other similar transaction or to acquire substantially all of the assets of the Company, if, and only to the extent that (A) the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be Morgan, Lewis & Bockius LLP), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (B) prior to entering into discussions or negotiations with, or providing such information to, such person the Company (x) provides written notice to Parent to the effect that it is participating in discussions or negotiations with, or providing information to, such person and (y) enters into with such person a confidentiality agreement in reasonably customary form on terms not more favorable to such person than the terms contained in that certain Confidentiality Agreement (herein so called) dated as of June 13, 1995, between the Company and Parent.

     SECTION 4.2. Conduct of Business Pending Merger.

     (a) The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall and shall cause its subsidiaries to:

          (i) operate its business in all material respects in the usual and ordinary course consistent with past practice; and

          (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers.

     (b) Except as contemplated by this Agreement or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company shall not do, and shall not permit any of its subsidiaries to do, any of the following:

          (i) adopt any amendments to its charter document, which would alter the terms of the Company Common Stock or would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

          (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by a subsidiary to the Company or another subsidiary of the Company, or redeem or otherwise acquire any of its securities;

          (iii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or amend any of the terms of any such securities or agreements outstanding on the date hereof; provided, however, the Company may issue shares of Company Common Stock upon the exercise of employee stock options outstanding on the date hereof and any subsidiary may issue securities to the Company or any other subsidiary;

          (iv) (A) create, incur or assume any long-term debt (including obligations in respect of capital leases but excluding any intercompany indebtedness) that is material to the Company and its subsidiaries taken as a whole, (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than the Company or a subsidiary that is material to the Company and its subsidiaries taken as a whole, or (C) make any loans, advances or capital contributions to, or investments in, any person other than the Company or a subsidiary, which loans, advances or capital contributions are material to the Company and its subsidiaries taken as a whole;

          (v) acquire, sell, lease or dispose of any assets that are material to the Company and its subsidiaries taken as a whole, other than sales that are in the ordinary and usual course of business consistent with past practice;

          (vi) mortgage, pledge or subject to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible, material to the Company and its subsidiaries taken as a whole;

          (vii) (A) increase the compensation payable to or to become payable to any director or officer, except for increases in salary or wages payable or to become payable in the ordinary course of business and consistent with past practice; (B) grant any severance or termination pay (other than pursuant to agreements in effect on the date of this Agreement) to, or enter into or amend any employment or severance agreement with, any director, officer or employee;

          (viii) (A) effect any reorganization or recapitalization or (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

          (ix) extend, renew or otherwise amend the Company's lease of its executive offices in Dallas, Texas;

          (x) change any of its methods of accounting in effect at September 30, 1995, except as may be required by law or GAAP;

          (xi) take (and will use reasonable efforts to prevent any affiliate of the Company from taking) any action that, in the judgment of Ernst & Young LLP, would cause the Merger not to be treated as a pooling of interests for financial accounting purposes; or

          (xii) take, or agree in writing or otherwise to take, any of the foregoing actions or any actions that would (A) make any representation or warranty of the Company contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Date, (B) result in any of the conditions of this Agreement not being satisfied or (C) be inconsistent with the terms of this Agreement or the transactions contemplated hereby.

     (c) Parent hereby covenants and agrees that, prior to the Effective Time, unless otherwise contemplated by this Agreement or consented to in writing by the Company, Parent shall and shall cause its subsidiaries to:

          (i) operate its business in all material respects in the usual and ordinary course consistent with past practice; and

          (ii) use all reasonable efforts to preserve substantially intact its business organization, maintain its material rights and franchises, retain the services of its respective officers and key employees and maintain its relationships with its material customers and suppliers.

     (d) Except as contemplated by this Agreement or otherwise consented to in writing by the Company, from the date of this Agreement until the Effective Time, Parent shall not do, and shall not permit any of its subsidiaries to do, any of the following:

          (i) knowingly take any action which would result in a failure to maintain the trading of the Parent Common Stock on the NYSE;

          (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by a subsidiary of Parent to Parent or another subsidiary of Parent;

          (iii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice), which, in each case, would materially delay or prevent the consummation of the transactions contemplated by this Agreement;

          (iv) adopt or propose to adopt any amendments to its charter document, which would have an adverse impact on the consummation of the transactions contemplated by this Agreement;

          (v) take (and will use reasonable efforts to prevent any affiliate of Parent from taking) any action that, in the judgment of Price Waterhouse LLP, would cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes;

          (vi) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except for bank loans) or amend any of the terms of any such securities or agreements outstanding on the date hereof or make any public announcement thereof; provided, however, any subsidiary may issue securities to Parent or any other subsidiary and Parent may issue securities or make a public announcement thereof (A) upon the exercise of employee or director stock options or (B) having an aggregate market value of up to $100,000,000, provided that, in such event, the Conversion Number shall be increased to the extent necessary, if any, so that the product of (x) the Conversion Number and (y) the Average Daily Price of the Parent Common Stock is not less than $13.00;

          (vii) acquire, sell, lease or dispose of any assets that are material to Parent and its subsidiaries taken as a whole, (A) other than sales that are in the ordinary and usual course of business consistent with past practice, (B) except as disclosed in Parent's Disclosure Schedule, or (C) that are only among Parent and any of its subsidiaries;

          (viii) (A) effect any reorganization or recapitalization or (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or

          (ix) take, or agree in writing or otherwise to take, any of the foregoing actions or any action that would (A) make any representation or warranty of Parent or Merger Sub contained in this Agreement untrue or incorrect as of the date when made or as of the Closing Date, (B) result in any of the conditions of this Agreement not being satisfied or (C) be inconsistent with the terms of this Agreement or the transactions contemplated hereby.

     SECTION 4.3. Access to Information.

     (a) Between the date of this Agreement and the Effective Time, the Company will (i) give Parent and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilitates and to all of its books and records, (ii) permit Parent to make such reasonable inspections as it may require, and (iii) cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the

Company, as Parent may from time to time reasonably request and as the Company may have on hand or be able to produce without hardship. All such access and information obtained by Parent and its authorized representatives shall be subject to the terms and conditions of the Confidentiality Agreement.

     (b) Between the date of this Agreement and the Effective Time, Parent will
(i) give Company and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilitates and to all of its books and records, (ii) permit the Company to make such reasonable inspections as it may require, and (iii) cause its officers and those of its subsidiaries to furnish Company with such financial and operating data and other information with respect to the business and properties of Parent as the Company may from time to time reasonably request and as Parent may have on hand or be able to produce without hardship. All such access and information obtained by the Company and its authorized representatives shall be subject to the terms and conditions of the Confidentiality Agreement.

     (c) Notwithstanding the foregoing provisions of this Section 4.3, neither party shall be required to grant access or furnish information to the other party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are herein contained and each such representation and warranty shall survive such investigation.

     SECTION 4.4. SEC Filings.

     (a) As promptly as practicable after the date hereof, the Company and Parent shall jointly prepare and file with the SEC a joint proxy statement/registration statement combining preliminary proxy materials of the Company and Parent under the Exchange Act with respect to the Merger and a preliminary prospectus of Parent with respect to the Parent Common Stock to be issued in the Merger and will thereafter use their respective best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive joint proxy statement/registration statement (including all supplements and amendments thereto, the "Joint Proxy Statement/Prospectus") and proxy to be mailed to their respective stockholders as promptly as practicable. The Joint Proxy Statement/Prospectus shall include the recommendation of the Company's Board of Directors in favor of the Merger and adoption of this Agreement, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be Morgan, Lewis & Bockius LLP).

     (b) As soon as practicable after the date hereof, the Company and Parent shall prepare and file any other filings required to be filed by each under the Exchange Act or any other federal or state laws relating to the Merger and the transactions contemplated hereby (collectively "Other Filings") and will use their best efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

     (c) The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Joint Proxy Statement/Prospectus and the Other Filings (collectively, the "SEC Filings") and shall provide promptly to each other party any information that such party may obtain that could necessitate amending any such document.

     (d) The Company and Parent will notify the other party promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the SEC Filings or for additional information and will supply the other party with copies of all correspondence between the Company or any of its representatives or Parent and any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company and Parent agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Joint Proxy Statement/Prospectus, mailing such supplement or amendment to their respective stockholders.

     (e) The information provided and to be provided by the Company and Parent for use in the SEC Filings shall at all times prior to the Effective Time be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and the Company and Parent each agree to promptly correct any such information provided by it for use in the SEC Filings that shall have become false or misleading. The SEC Filings, when filed with the SEC or any appropriate government official, shall comply as to form in all material respects with all applicable requirements of law.

     (f) Parent shall indemnify, defend and hold harmless the Company, each of its officers and directors and each other person, if any, who controls any of the foregoing within the meaning of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Parent was responsible for such misstatement or omission, and Parent shall reimburse the Company and each such officer, director and controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

     (g) The Company shall indemnify, defend and hold harmless Parent, each of its officers and directors and each other person, if any, who controls any of the foregoing within the meaning of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company was responsible for such misstatement or omission, and the Company shall reimburse Parent and each such officer, director and controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.

     (h) For the purpose of this Section 4.4, the term "Indemnifying Party" shall mean the party having an obligation hereunder to indemnify the other party pursuant to this Section 4.4, and the term "Indemnified Party" shall mean the party having the right to be indemnified pursuant to this Section 4.4. Whenever any claim shall arise for indemnification under this Section 4.4, the Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder unless such failure materially prejudices the Indemnifying Party.

     (i) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (ii) includes a complete release of the Indemnified Party and
(iii) does not require the Indemnified Party to make any payment or forego or take any action. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims). The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a claim notice pursuant to Section 4.4(h), the Indemnifying Party does not undertake to defend any such claim the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party (including, without limitation, the settlement thereof without the consent of the Indemnifying Party). If there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to assume the defense of the lawsuit or action; provided, however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. At any time after the commencement of defense of any lawsuit or action, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of such claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued and so notifies the Indemnifying Party in writing within 15 days of such request from the Indemnifying Party. If the Indemnified Party determines that the contest should be continued, the Indemnifying Party shall be liable hereunder only to the extent of the lesser of (i) the amount which the other party(ies) to the contested claim had agreed to accept in payment or compromise as of the time the Indemnifying Party made its request therefor to the Indemnified Party or (ii) such amount for which the Indemnifying Party may be liable with respect to such claim by reason of the provisions hereof.

     (j) If the indemnification provided for in this Section 4.4 shall for any reason be unavailable to the Indemnified Party in respect of any loss, claim, damage or liability, or action referred to herein, then the Indemnifying Party shall, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 4.5. New York Stock Exchange Listing. Parent shall use all reasonable best efforts to obtain, prior to the Effective Time, approval for listing of the Parent Common Stock to be issued pursuant to the Merger on the NYSE upon official notice of issuance.

     SECTION 4.6. Reasonable Best Efforts. Subject to the fiduciary duties of the Company's Board of Directors, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the Merger.

     SECTION 4.7. Public Announcements; Confidentiality. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party, with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement or communications as may be reasonable under the circumstances; provided, however, that nothing contained herein shall prevent any party from (i) promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement. The press release announcing the execution and delivery of this Agreement shall be a joint press release of the Company and Parent.

     SECTION 4.8. Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a material breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its best efforts to prevent or promptly to remedy such breach.

     SECTION 4.9. Meetings of Stockholders. Each of Parent and the Company shall take all action necessary, in accordance with the DGCL and its respective certificate of incorporation and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable, in the case of the Company, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby, and, in the case of Parent, to vote upon the issuance of Parent Common Stock pursuant to the Merger (collectively, the "Transactions"). The stockholder votes required for the adoption and approval of the Transactions shall be the vote required by the DGCL and its charter and bylaws, in the case of the Company, and Rule 312 of the NYSE, in the case of Parent. Subject to the fiduciary duties of the Boards of Directors under applicable law as advised by outside counsel, the Company and Parent shall use their best efforts to solicit from their respective stockholders proxies in favor of adoption and approval of the Transactions and to take all other action necessary to secure the votes of stockholders required to effect the Transactions.

     SECTION 4.10. Regulatory and Other Authorizations. Each party hereto agrees to use its best efforts to obtain all authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for (i) its respective execution and delivery of, and the performance of its respective obligations pursuant to, this Agreement and (ii) the ownership of the Surviving Corporation by Parent, and each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Without limitation, the Company and Parent shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act as promptly as practicable. Each such filing shall request early termination of the waiting period imposed by the HSR Act.

     SECTION 4.11. Further Assurances. Each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby or, at and after the Effective Time, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties hereto shall take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

     SECTION 4.12. Indemnification; Director's and Officer's Insurance. After the Effective Time, the Surviving Corporation shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is now, or has been prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against
(i) all losses, claims, damages, costs, expenses (including without limitation counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director of the Company or any of the Company subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Surviving Corporation's certificate of incorporation or bylaws (which in relevant part are and shall remain identical to the Company's Restated Certificate of Incorporation and By-Laws). Any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under applicable law or the Surviving Corporation's certificate of incorporation or bylaws shall be made by a person, mutually acceptable to the Surviving Corporation and the Indemnified Person, who shall have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the NYSE or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this
Section 4.12 shall apply without limitation to negligent acts or omissions by an Indemnified Person. The Surviving Corporation's certificate of incorporation and bylaws shall not be amended in a manner that adversely affects the rights of any Indemnified Person thereunder or under this Section 4.12, unless otherwise required by applicable law. The Surviving Corporation shall maintain, for not less than five years after the Effective Time, director's and officer's liability insurance covering each Indemnified Person on terms not materially less favorable than the insurance maintained in effect by the Company on the date hereof in terms of coverage (including without limitation types of claims, time period of claims, exclusions and persons covered), amounts and deductibles; provided, however, that in no event shall the Surviving Corporation be required to expend more than 200% of the current annual premiums paid by the Company for such insurance. Parent hereby guarantees the payment and performance of the Surviving Corporation's obligations in this Section 4.12. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.12 and may specifically enforce its terms. This Section 4.12 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Restated Certificate of Incorporation or By-Laws.

     SECTION 4.13. Employee Benefits.

     (a) Parent hereby unconditionally agrees to, and agrees to cause its subsidiaries to honor, without modification except as provided in this Section 4.13, all contracts, agreements and commitments of the Company or any of its subsidiaries authorized by the Company or any of its subsidiaries prior to the date hereof which apply to any current or former employee or current or former director of the Company or any of its subsidiaries, including, without limitation, the severance agreements between the Company and certain of its senior officers (copies of which severance agreements have been furnished to Parent).

     (b) Parent hereby unconditionally agrees to, and to cause its subsidiaries to, provide to officers and employees of the Company and its subsidiaries who become or remain regular (full-time) employees of Parent or any of its subsidiaries, employee benefits, other than stock options, no less favorable than the most favorable of (i) benefits which are substantially comparable to those provided by the Company or its subsidiaries to its officers or employees as of September 30, 1995, or (ii) those provided by Parent and its subsidiaries to their similarly situated officers and employees; provided, however, that if
(i) above is more favorable, Parent shall only be obligated to provide such benefits through September 30, 1996, after which time Parent shall only be obligated to provide the benefits in accordance with (ii) above. Any employee of the Company or any of its subsidiaries who becomes a participant in any employee benefit plan, program, policy, or arrangement of Parent or any of its subsidiaries after the Effective Date shall be given credit under such plan, program, policy, or arrangement for all service with the Company or any of its subsidiaries, and, if applicable, with Parent or any of its subsidiaries, prior to becoming such a participant for purposes of eligibility and vesting.

     (c) Parent and the Company shall take such actions consistent with the Merger being accounted for financial accounting purposes as a Pooling Transaction, including (with respect to the Company) the amendment of the Option Plans and Stock Options, to permit Parent to assume, and Parent shall assume, effective at the Effective Time, each Stock Option that remains unexercised in whole or in part as of the Effective Time and substitute shares of Parent Common Stock for the shares of Company Common Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution shall be effected as follows:

          (i) the Assumed Option shall not give the optionee additional benefits which such optionee did not have under the Stock Option before such assumption and shall be assumed on the same terms and conditions as the Stock Option being assumed, subject to Section 4.13(c)(ii) and (iii) below;

          (ii) the number of shares of Parent Common Stock purchasable under the Assumed Option shall be equal to the number of shares of Parent Common Stock that the holder of the Stock Option being assumed would have received (without regard to any vesting schedule) upon consummation of the Merger had such Stock Option been exercised in full immediately prior to consummation of the Merger; and

          (iii) the per share exercise price of such Assumed Option shall be an amount equal to the purchase exercise price of the Stock Option being assumed divided by the Conversion Number.

     (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or other appropriate form) with respect to the shares of Parent Common Stock subject to the Assumed Options, and shall use its best efforts to maintain the effectiveness of such registration statement for so long as any of the Assumed Options remain outstanding.

     (e) Promptly after March 31, 1996, the Surviving Corporation shall determine and declare bonuses payable under the Company's executive (including management) bonus program for the fiscal year ending March 31, 1996, subject to the terms of the severance agreements referred to in Section 4.13(a) hereof. Such determination shall be made jointly in good faith by the current Presidents of each of the Company and Parent and shall be made consistent with the determinations made with respect to prior awards by the Company under comparable bonus plans and based upon GAAP as consistently applied by the Company.

     (f) After the Effective Time, Parent shall not permit the Surviving Corporation to terminate the employment of the current President and five Senior Vice Presidents of the Company prior to such time as financial statements that include at least 30 days of combined operations of Parent and the Surviving Corporation after the Merger have been publicly reported as contemplated by Accounting Series Release 135 and related rules, and during such time the compensation of such officers shall not be reduced below the levels thereof as of September 30, 1995.

     SECTION 4.14. Merger Sub. Prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to Parent) or liabilities.

     SECTION 4.15. Affiliates; Pooling; Tax Treatment.

     (a) The Company shall use all reasonable efforts to obtain from any person who may be deemed to have become an affiliate of the Company after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit A hereto as soon as practicable after attaining such status.

     (b) Parent shall use all reasonable efforts to obtain from any person who may be deemed to have become an affiliate of Parent after the date of this Agreement and on or prior to the Effective Time a written agreement substantially in the form of Exhibit B hereto as soon as practicable after obtaining such status.

     (c) Parent shall not be required to maintain the effectiveness of the Joint Proxy Statement/Prospectus for the purpose of resale by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

     (d) Each party hereto shall use all reasonable best efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable best efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

     (e) Each party hereto shall use all reasonable best efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     SECTION 4.16. Comfort Letters.

     (a) The Company shall use all reasonable best efforts to cause Price Waterhouse LLP to deliver a letter dated as of the date of the Joint Proxy Statement/Prospectus, and addressed to itself and Parent and their respective Boards of Directors, in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy Statement/Prospectus.

     (b) Parent shall use all reasonable efforts to cause Ernst & Young LLP to deliver a letter dated as of the date of the Joint Proxy Statement/Prospectus, and addressed to itself and the Company and their respective Boards of Directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the Joint Proxy Statement/Prospectus.

     SECTION 4.17. Parent Directors. Parent shall appoint, effective as of the Effective Time, any two of the current directors of the Company as Advisory Directors of Parent, each of whom shall hold office until the next annual meeting of the Board of Directors of Parent and in accordance with the bylaws of Parent. Further, subject to the consummation of the Merger, Parent shall take all action necessary under its bylaws or otherwise in order to elect one other current director of the Company to the Board of Directors of Parent, effective no later than the third regular meeting of such Board of Directors following the Effective Time, who shall hold office until the next annual meeting of Parent's stockholders and until his or her successor shall have been elected and qualified.

     SECTION 4.18. Stockholder's Agreement. Parent has delivered to the Company an agreement from DST Systems, Inc. whereby DST Systems, Inc. agrees to vote all of its shares of Parent Common Stock in favor of Parent's issuance of Parent Common Stock pursuant to this Agreement.

                                   ARTICLE V

                CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING

     SECTION 5.1. Closing and Closing Date. As soon as practicable after the satisfaction or waiver of the conditions set forth herein and prior to the filing of the Certificate of Merger, a closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., First City Tower, Houston, Texas or at such other location as the parties may agree in writing. The date on which the Closing occurs is referred to as the "Closing Date."

     SECTION 5.2. Conditions to the Obligations of the Company, Parent and Merger Sub. The respective obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the parties hereto, in whole or in part, to the extent permitted by applicable law:

          (a) this Agreement shall have been approved and adopted by the stockholders of the Company as contemplated hereby;

          (b) the issuance of Parent Common Stock pursuant to the Merger shall have been approved by the stockholders of Parent as contemplated hereby;

          (c) approval for listing by the NYSE upon official notice of issuance of the Parent Common Stock to be issued in the Merger shall have been received by Parent;

          (d) any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

          (e) no federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute or rule, regulation, injunction or other order (whether temporary or preliminary or permanent) which remains in effect and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting the transactions contemplated by this Agreement, or which questions the validity or the legality of the transactions contemplated hereby and which could reasonably be expected to materially and adversely affect the value of the business of the Company;

          (f) the Joint Proxy Statement/Prospectus shall have been declared effective under the Securities Act and no stop orders with respect thereto shall have been issued; and Parent shall have received all Blue Sky permits and other authorizations necessary to consummate the Transactions; and

          (g) Parent and the Company shall have received a confirmation in writing by Ernst & Young LLP and Price Waterhouse LLP, respectively, on the Closing Date that the Merger should be treated for financial accounting purposes as a Pooling Transaction.

     SECTION 5.3. Additional Conditions to Obligations of Parent and Merger
Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by Parent, in whole or in part, to the extent permitted by applicable law:

          (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct except to the extent that the breach thereof shall not constitute a Company Material Adverse Effect as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and Parent and Merger Sub shall have received a certificate of the President or the chief financial officer of the Company, dated the Closing Date, to such effect;

          (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate of the President or the chief financial officer of the Company, dated the Closing Date, to that effect; and

          (c) Vinson & Elkins L.L.P. shall have delivered to Parent its written opinion as of the date that the Joint Proxy Statement/Prospectus is first mailed to Parent's stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (z) Parent, Merger Sub and the Company will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect.

     SECTION 5.4. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing by the Company, in whole or in part, to the extent permitted by applicable law:

          (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct except to the extent that the breach thereof shall not constitute a Parent Material Adverse Effect as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and the Company shall have received a certificate of the President or the chief financial officer of each of the Parent and Merger Sub, dated the Closing Date, to such effect;

          (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate of the President or the chief financial officer of each of the Parent and Merger Sub, dated the Closing Date, to that effect;

          (c) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to official notice of issuance) on the NYSE; and

          (d) Morgan, Lewis & Bockius LLP shall have delivered to the Company its written opinion as of the date that the Joint Proxy Statement/Prospectus is first mailed to the Company's stockholders substantially to the effect that (x) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (y) Parent, Merger Sub and the Company will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (z) no gain or loss for U.S. federal income tax purposes will be recognized by the holders of Company Common Stock upon receipt of shares of Parent Common Stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock, and such opinion shall not have been withdrawn or modified in any material respect.

                                   ARTICLE VI

                                  TERMINATION

     SECTION 6.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the Company's stockholders:

          (a) by mutual written consent duly authorized by the Boards of Directors of the Company and Parent;

          (b) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) or Section 5.3(b) of this Agreement, as the case may be, would be incapable of being satisfied by April 30, 1996; provided, however, that in any case, a wilful material breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 6.1(b);

          (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 5.4(a) or Section 5.4(b) of this Agreement, as the case may be, would be incapable of being satisfied by April 30, 1996; provided, however, that in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 6.1(c);

          (d) by either Parent or the Company, if the Merger shall not have been consummated on or before April 30, 1996;

          (e) by either Parent or the Company, if this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Company's stockholders meeting referred to in Section
     4.9 hereof or if the issuance of the Parent Common Stock in connection with the Merger shall fail to receive the requisite vote for approval by the stockholders of Parent at the Parent's stockholders meeting referred to in
     Section 4.9 hereof;

          (f) by Parent, if (i) the Board of Directors of the Company shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the opinion of Morgan Stanley referred to in Section 2.25 shall be withdrawn, or (iii) a tender offer or exchange offer for 30% or more of the outstanding shares of Company Common Stock shall commence, and the Board of Directors of the Company shall not have timely filed a Schedule 14D-9 which recommends that stockholders not tender their shares into such tender or exchange offer; or

          (g) by the Company, if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be Morgan, Lewis & Bockius LLP), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

The right of any party hereto to terminate this Agreement pursuant to this
Section 6.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

     SECTION 6.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1 hereof, this Agreement, except as provided in Sections 6.5 and 7.13, shall forthwith become null and void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Nothing in this Section 6.2 shall relieve any party to this Agreement of liability for breach of this Agreement.

     SECTION 6.3. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval and adoption of this Agreement by the stockholders of the Company, (i) no amendment, which under applicable law may not be made without the approval of the stockholders of the Company, may be made without such approval, and (ii) no amendment, which under the applicable rules of the NYSE, may not be made without the approval of the stockholders of Parent, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 6.4. Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 6.4, Parent and Merger Sub shall be deemed to be one party.

     SECTION 6.5. Fees, Expenses and Other Payments.

     (a) Except as provided in Section 6.5(c) of this Agreement, all Expenses (as defined in paragraph (b) of this Section 6.5) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses; provided, however, that the allocable share of the Parent and Merger Sub as a group and the Company for all Expenses related to printing, filing and mailing the Joint Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection with the Joint Proxy Statement/Prospectus shall be one-half each; and provided further that Parent may, at its option, pay any Expenses of the Company, and Parent shall pay all SEC and HSR filing fees.

     (b) "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Joint Proxy Statement/Prospectus, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

     (c) The Company agrees that if this Agreement is terminated pursuant to:

          (i) Section 6.1(e) because this Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at their meeting referred to in Section 4.9 hereof and at the time of such meeting there shall exist a Competing Transaction; or

          (ii) Section 6.1(f)(i) or (ii) and at the time of the withdrawal, modification or change, there shall exist a Competing Transaction; or

          (iii) Section 6.1(f)(iii); or

          (iv) Section 6.1(g);

then the Company shall pay to Parent an amount equal to $5,000,000, which amount is inclusive of all Parent's Expenses.

     (d) Any payment required to be made pursuant to Section 6.5(c) of this Agreement shall be made as promptly as practicable but not later than three business days after termination of this Agreement, and shall be made by wire transfer of immediately available funds to an account designated by Parent.

     (e) For purposes of this Section 6.5, the term "Competing Transaction" means any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries, taken as a whole;
(iii) any tender offer or exchange offer for 30% or more of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.1. Survival of Representations and Warranties. The representations and warranties contained herein shall not survive beyond the Effective Time. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

     SECTION 7.2. Entire Agreement. This Agreement (together with the Exhibits, the Company's Disclosure Statement and Parent's Disclosure Statement) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     SECTION 7.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

               if to Parent or Merger Sub:
               The Continuum Company, Inc.
               9500 Arboretum Boulevard
               Austin, Texas 78759-6399
               Telecopy: (512) 338-7730
               Attention: Jack Dennison, Esq.

               with a copy to:

               Vinson & Elkins L.L.P.
               2300 First City Tower
               1001 Fannin
               Houston, Texas 77002-6760
               Telecopy: (713) 758-2346
               Attention: C. Michael Harrington, Esq.

               if to the Company:

               Hogan Systems, Inc.
               5080 Spectrum Drive
               Dallas, Texas 75248
               Telecopy: (213) 386-3800
               Attention: R. Edwin Pearce, Esq.

               with a copy to:

               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, Pennsylvania 19103
               Telecopy: (215) 963-5299
               Attention: William M. Doran, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day in which such notice or communication was mailed.

     SECTION 7.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     SECTION 7.5. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     SECTION 7.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement except for Section 4.12 (which is intended to be for the benefit of the persons provided for therein, and may be enforced by such persons).

     SECTION 7.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     SECTION 7.8. Certain Definitions. For the purposes of this Agreement, the term:

          (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "Average Daily Price of the Parent Common Stock" means the average of the closing prices, regular way, per share of Parent Common Stock as reported on the NYSE Composite Tape during the 15 consecutive trading days ending on (but excluding) the trading day on which the Effective Time occurs; provided, however, if during such 15-day period Parent shall issue any securities referred to in clause (B) of the proviso to Section 4.2(d)(vi) or make any public announcement thereof, then such period shall begin on the trading date on which such issuance or public announcement thereof shall occur;

          (c) "business day" means any day other than a day on which banks in the State of Texas are authorized or obligated to close;

          (d) "knowledge" or "known" shall mean, with respect to any matter in question, if an executive officer of the Company or Parent, as the case may be, has actual knowledge of such matter;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization or other entity; and

          (f) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 7.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

     SECTION 7.10. Binding Effect, Assignment. This Agreement shall inure to the benefit of be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto.

     SECTION 7.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 7.12. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     SECTION 7.13. Legal Fees; Costs. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, prior to the Effective Date, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to received from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

     SECTION 7.14. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by one of its officers thereunto duly authorized, effective as of the day and year first above written.

                                          HOGAN SYSTEMS, INC.

                                          By: /s/  MICHAEL H. ANDERSON
                                          --------------------------------------
                                            Michael H. Anderson
                                            President and Chief Executive
                                              Officer

                                          THE CONTINUUM COMPANY, INC.

                                          By: /s/ W. MICHAEL LONG
                                          --------------------------------------
                                            W. Michael Long
                                            President and Chief Executive
                                              Officer

                                          CONTINUUM ACQUISITION CORPORATION

                                          By: /s/ W. MICHAEL LONG
                                          --------------------------------------
                                            W. Michael Long
                                            President

                                                                       EXHIBIT A

                         COMPANY AFFILIATE'S AGREEMENT

The Continuum Company, Inc.
9500 Arboretum Boulevard
Austin, Texas 78759

Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Hogan Systems, Inc., a Delaware corporation ("HSI"), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among The Continuum Company, Inc., a Delaware corporation ("TCC"), Continuum Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of TCC ("Merger Sub"), and HSI (the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into HSI (the "Merger"), I will be entitled to receive shares of common stock, par value $0.10 per share, of TCC ("TCC Common Stock"), in exchange for shares of common stock, par value $0.01 per share, of HSI ("HSI Common Stock") owned by me at the Effective Time (as defined in the Merger Agreement) of the Merger as determined pursuant to the Merger Agreement.

     I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

     In consideration of the agreements contained herein, TCC's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of HSI Common Stock owned by me during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the Merger Agreement, (ii) I will not make any sale, transfer or other disposition of TCC Common Stock owned by me after the Effective Time until such time as financial statements that include at least 30 days of combined operations of HSI and TCC after the Merger shall have been publicly reported, unless I shall have delivered to TCC prior to any such sale, transfer or other disposition, a written opinion from Ernst & Young LLP, independent auditors of TCC, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to TCC, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC and (iii) I will not make any sale, transfer or other disposition of any shares of TCC Common Stock received by me pursuant to the Merger in violation of the Securities Act or the Rules and Regulations. I have been advised that the issuance of the shares of TCC Common Stock pursuant to the Merger will have been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised, and I agree, that since I may be deemed to be an affiliate of HSI at the time the Merger is submitted for a vote of the stockholders of HSI, the TCC Common Stock received by me pursuant to the Merger can be sold by me only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

     I also understand and agree that stop transfer instructions will be given to TCC's transfer agent with respect to the TCC Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of TCC Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and The Continuum Company, Inc., a copy of which agreement is on file at the principal offices of The Continuum Company, Inc."

     It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to TCC an opinion of counsel, in form and substance reasonably satisfactory to TCC, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

     By its execution hereof, TCC agrees that it will, as long as I own any TCC Common Stock to be received by me pursuant to the Merger which remains subject to Rule 145 under the Securities Act, take all reasonable efforts to make timely filings with the SEC of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                          Very truly yours,

                                          By:
                                             ----------------------------
                                            Name:
                                            Title:
                                            Date:
                                            Address:
ACCEPTED this      day
of             , 199

The Continuum Company, Inc.

By:
    ------------------------
    Name:
    Title:

                                                                       EXHIBIT B

                          PARENT AFFILIATE'S AGREEMENT

The Continuum Company, Inc.
9500 Arboretum Boulevard
Austin, Texas 78759

Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an affiliate of The Continuum Company, Inc., a Delaware corporation ("TCC"), as that term is defined in Rule 1-02 of Regulation S-X of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC").

     I understand that, pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger (the "Merger Agreement") by and among TCC, Continuum Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of TCC ("Merger Sub"), and Hogan Systems, Inc., a Delaware corporation ("HSI"), Merger Sub will be merged with and into HSI (the "Merger") at the Effective Time (as defined in the Merger Agreement).

     I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the staff of the SEC has issued certain guidelines that should be followed to ensure the pooling of the entities.

     In consideration of the agreements contained herein, TCC's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of TCC Common Stock (as defined in the Merger Agreement) owned by me during the period commencing 30 days before the Effective Time and ending at the earlier of the Effective Time and the termination of the Merger Agreement, and (ii) I will not make any sale, transfer or other disposition of TCC Common Stock owned by me after the Effective Time until such time as financial statements that include at least 30 days of combined operations of HSI and TCC after the Merger shall have been publicly reported, unless I shall have delivered to TCC prior to any such sale, transfer or other disposition, a written opinion from Ernst & Young LLP, independent auditors of TCC, or a written no-action letter from the accounting staff of the SEC, in either case in form and substance reasonably satisfactory to TCC, to the effect that such sale, transfer or other disposition will not cause the Merger not to be treated as a "pooling of interests" for financial accounting purposes in accordance with generally accepted accounting principles and the rules, regulations and interpretations of the SEC.

                                          Very truly yours,

                                          By:
                                              -------------------------
                                              Name:
                                              Title:
                                              Date:
                                              Address:

                                       B-1